SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to section 240.14a-11(c) or
        section 240.14a-12

                                 Gantos, Inc.
- ------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

- ------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     14a-6(i)(3).
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         the filing fee is calculated and state how it was determined):
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         ____________________________________________________________________

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

                                 GANTOS, INC.
                          3260 Patterson Avenue, S.E.
                         Grand Rapids, Michigan 49512

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      The Annual Meeting of Shareholders of Gantos, Inc. (the "Company") will be held at the Company's Corporate Offices, at 3260 Patterson Avenue, S.E., Grand Rapids, Michigan 49512, on Thursday, June 20, 1996, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

 ITEM I. To elect two directors to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified; and

 ITEM II. To consider and act upon a proposal to approve the Gantos, Inc. 1996 Stock Option Plan, pursuant to which 1,000,000 Common Shares are reserved for issuance pursuant to options and stock appreciation rights granted or to be granted, and pursuant to restricted shares to be awarded, to key employees of the Company.

 ITEM III. To consider and act upon a proposal to approve the Gantos, Inc. Employee Stock Purchase Plan, pursuant to which eligible employees of the Company will be granted the right to purchase a maximum aggregate of 200,000 Common Shares through payroll deductions at a price equal to 85% of the lesser of the fair market value of Common Shares on (i) the first trading day of a three-month offering period or (ii) the last trading day of such period.

 ITEM IV. To transact such other business as may properly come before the Annual Meeting.

      The Board of Directors has set the close of business on April 26, 1996 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting.

      All shareholders are cordially invited to attend the Annual Meeting.

                              By Order of the Board of Directors

                              /s/ L. Douglas Gantos
                              ---------------------------------------
                              L. Douglas Gantos
                              Chairperson of the Board, President and
                                 Chief Executive Officer

May 10, 1996

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING.

                                  GANTOS, INC.
                          3260 Patterson Avenue, S.E.
                          Grand Rapids, Michigan 49512

- ------------------------------------------------------------------------------

          PROXY STATEMENT FOR THE 1996 ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 20, 1996
- ------------------------------------------------------------------------------

General Information

      The Annual Meeting of Shareholders of Gantos, Inc. (the "Company") will be held at the Company's Corporate Offices, at 3260 Patterson Avenue, S.E., Grand Rapids, Michigan 49512, on Thursday, June 20, 1996, at 11:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is May 10, 1996.

      It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the Board of Directors, FOR the proposal to approve the Gantos, Inc. 1996 Stock Option Plan and FOR the proposal to approve the Gantos, Inc. Employee Stock Purchase Plan, and will be voted at the discretion of the proxy holder in respect of such other business, if any, as may properly be brought before the Annual Meeting. Any person giving a proxy has the power to revoke it any time before it is voted by executing a later dated proxy, by subsequent written notice to the Company or by attendance and voting at the meeting. The proxy is solicited by the Board of Directors of the Company and such solicitation may include requests by mail, telegram and personal contact by its directors, officers and employees, at no additional compensation. All expenses in connection with the solicitation of proxies, including the costs of preparing and mailing the proxy materials, will be borne by the Company. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals.

      As used in this Proxy Statement, 1993, 1994 and 1995 shall mean the fiscal years ended January 29, 1994, January 28, 1995 and February 3, 1996, respectively. Subsequent years shall mean the fiscal year ended on the Saturday closest to January 31.

Voting Securities and Principal Holders

      Only holders of record of Common Shares, $.01 par value ("Common Stock"), at the close of business on April 26, 1996 (the "Record Date") are entitled to notice of, and to vote at, the meeting or any adjournment or adjournments of the meeting, each share having one vote on each matter submitted for a vote at the meeting. On the Record Date, the Company had issued and outstanding 7,535,236 shares of Common Stock.

      As of the Record Date, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock were as follows:

                                        Number of Shares        Percent of
Name and Address of Beneficial Owner   Beneficially Owned   Outstanding Shares
- ------------------------------------   ------------------   ------------------
L. Douglas Gantos                           775,300 (a)            10.2%
3260 Patterson S.E.
Grand Rapids, MI 49512

NBD Bank (Michigan)                         740,570 (b)             9.8%
611 Woodward Avenue
Detroit, MI 48226

- ----------------
(a) The information with respect to L. Douglas Gantos includes (i) 60,000 shares that Mr. Gantos has

                                      1


    the right to acquire within 60 days of the Record Date pursuant to an option granted to him under the Company's Amended and Restated Stock Option Plan, and (ii) 33,334 shares of restricted stock, with restrictions on transfer expiring with respect to 16,667 shares on March 31, 1997 and 16,667 shares on March 31, 1998. The restrictions on the shares also expire immediately upon termination of Mr. Gantos' employment and consultation with the Company unless termination is by the Company for cause or by Mr. Gantos without good reason.

(b) The information with respect to NBD Bank (Michigan) is based solely on a
    Schedule 13G report, dated, February 20, 1996, filed by First Chicago NBD Corporation ("FCN"), on behalf of itself and NBD Bank (Michigan), its wholly-owned subsidiary, with the Securities and Exchange Commission. FCN has no beneficial ownership of the shares except indirectly through NBD Bank (Michigan).


                         ITEM I. ELECTION OF DIRECTORS

      The Board of Directors proposes that the two persons named below as nominees for election as directors be elected as directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 1999, and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Ms. Eveillard was elected as a director at the 1993 Annual Meeting of Shareholders on June 17, 1993. Ms Putnam was appointed as a director pursuant to the Company's Plan of Reorganization effective March 31, 1995. If a quorum is present, the two nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted in determining whether a quorum is present. The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of these nominees, who have consented to serve if elected, unless the giver of the proxy withholds authority to vote for any such nominee. If any nominee is unable or declines to serve, which is not expected, it is intended that the proxies be voted in accordance with the best judgment of the proxy holders for another qualified person.

      The following information is furnished as of the Record Date with respect to each nominee for election as a director, with respect to each person whose term of office as a director will continue after the meeting, with respect to each executive officer of the Company named in the Summary Compensation Table below, and with respect to all directors and executive officers as a group:

                                                                                Percentage of
                                                                 Shares of       Outstanding
                                                               Common Stock     Common Stock
                                                              of the Company   of the Company
                    Name and Year                              Beneficially     Beneficially
               First Became a Director                  Age      Owned (a)          Owned
               -----------------------                  ---    -------------   ---------------
Nominees for Election as Directors
Elizabeth M. Eveillard ................................. 49         12,500(b)           *
  (1992)
S. Amanda Putnam........................................ 46          6,000(c)           *
  (1995)
Directors Continuing in Office
L. Douglas Gantos....................................... 64        775,300(d)       10.2%
  (1961)
Fred K. Schomer......................................... 56         12,700(e)           *
  (1992)
Hannah H. Strasser...................................... 36        236,156(f)        3.1%
  (1995)
Mary Elizabeth Burton .................................. 44          6,000(g)           *
  (1995)
Erwin A. Marks.......................................... 58          6,000(h)           *
  (1995)
Other Executive Officers
J.E. Bunka ..............................................37         37,813(i)           *
Kenneth Green........................................... 42         36,666(j)           *
Jane E. Pahls........................................... 36         32,166(k)           *
Gordon J. Tendler....................................... 45         32,066(l)           *
All directors and executive officers as a group (12
  persons) ..............................................        1,193,367(m)       15.5%

- ----------------
* Less than 1%.

(a) All directors, nominees and executive officers named in this proxy statement have sole investment and voting power with respect to shares of Common Stock beneficially owned by them, except as provided below.

                                      3


(b) Includes 12,000 shares that Ms. Eveillard has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan.

(c) Includes 6,000 shares that Ms. Putnam has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan.

(d) Includes 60,000 shares that Mr. Gantos has the right to acquire within 60 days of the Record Date pursuant to an option granted to him under the Company's Amended and Restated Stock Option Plan. In addition, the information includes 33,334 shares of restricted stock, with restrictions on transfer expiring with respect to 16,667 shares on March 31, 1997 and 16,667 shares on March 31, 1998, and they expire immediately upon termination of Mr. Gantos' employment and consultation with the Company unless such termination is by the Company for cause or by Mr. Gantos without good reason.

(e) Includes 12,000 shares that Mr. Schomer has the right to acquire within 60 days of the Record Date pursuant to options granted to him under the Company's Amended and Restated Director Stock Option Plan. In addition, the information includes 700 shares Mr. Schomer owns jointly with his wife.

(f) Includes 6,000 shares that Ms. Strasser has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan. In addition, the information includes 14,668 shares held in investment advisory accounts over which Ms. Strasser has voting and investment discretion and 215,488 shares held by Cardinal Recovery Partners. Cardinal Capital Management is a 1% general partner in Cardinal Recovery Partners and Ms. Strasser is a 45% general partner in Cardinal Capital Management. Ms. Strasser disclaims beneficial ownership of the shares held by Cardinal Recovery Partners.

(g) Includes 6,000 shares that Ms. Burton has the right to acquire within 60 days of the Record Date pursuant to options granted to her under the Company's Amended and Restated Director Stock Option Plan.

(h) Includes 6,000 shares that Mr. Marks has the right to acquire within 60 days of the Record Date pursuant to options granted to him under the Company's Amended and Restated Director Stock Option Plan.

(i) Includes 16,666 shares that Mr. Bunka has the right to acquire within 60 days of the Record Date pursuant to an option granted to him under the Company's Amended and Restated Stock Option Plan. In addition, the information includes 13,334 shares of restricted stock, with restrictions on transfer expiring with respect to 6,667 shares on March 31, 1997 and 6,667 shares on March 31, 1998. The restrictions also expire immediately upon termination of the officer's employment with the Company is such termination (i) is by the Company without cause or by the officer for good reason, and (ii) occurs before March 31, 1997.

(j) Includes 16,666 shares that Mr. Green has the right to acquire within 60 days of the Record Date pursuant to an option granted to him under the Company's Amended and Restated Stock Option Plan. In addition, the information includes 13,334 shares of restricted stock, with restrictions on transfer expiring with respect to 6,667 shares on March 31, 1997 and 6,667 shares on March 31, 1998. The restrictions also expire immediately upon termination of the officer's employment with the Company if such termination (i) is by the Company without cause or by the officer for good reason, and (ii) occurs before March 31, 1997.

(k) Includes 16,666 shares that Ms. Pahls has the right to acquire within 60 days of the Record Date pursuant to an option granted to her under the Company's Amended and Restated Stock Option Plan. In addition, the information includes 10,000 shares of restricted stock, with restrictions on transfer expiring with respect to 5,000 shares on March 31, 1997 and 5,000 shares on March 31, 1998. The restrictions also expire immediately upon termination of the officer's employment with the Company if such termination (i) is by the Company without cause or by the officer for good reason, and (ii) occurs before March 31, 1997.

                                      4


(l) Includes 16,666 shares that Mr. Tendler has the right to acquire within 60 days of the Record Date pursuant to an option granted to her under the Company's Amended and Restated Stock Option Plan. In addition, the information includes 10,000 shares of restricted stock, with restrictions on transfer expiring with respect to 5,000 shares on March 31, 1997 and the other 5,000 shares on March 31, 1998.

(m) Includes 174,664 shares that the Company's directors and executive officers have the right to acquire within 60 days of the Record Date pursuant to options granted to them under the Company's Amended and Restated Stock Option Plan or Amended and Restated Director Stock Option Plan.


Other Information Relating to Directors

      Following is a brief account of the business experience during the past five years of each nominee for the Board of Directors of the Company and each continuing director of the Company:

                     NOMINEES FOR TERMS TO EXPIRE IN 1999

                                    CLASS I

Elizabeth M. Eveillard

      Elizabeth M. Eveillard has been the Managing Director and head of the Retailing Industry Group for PaineWebber Incorporated, an investment banking firm, since April 1988.

S. Amanda Putnam

      S. Amanda Putnam has been the Vice President, Marketing Strategies for Fitch, Inc., which is an international business and design consulting organization, since 1992. From 1984 to 1992, Ms. Putnam was with the Management Horizons Division of Price Waterhouse where she last held the position of Vice President Research and Intelligence.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1997
                                   CLASS II

Fred K. Schomer

      Fred Schomer has been the Executive Vice President and Chief Financial Officer for Gerber Products Company, a consumer products manufacturer, since November 1988.

Erwin A. Marks

      Erwin A. Marks has been the President of Circle Fine Arts Corporation, a retail art gallery chain, since June 1995. From 1989 to June 1995, Mr. Marks was the Managing Director and Senior Vice President of Heller Investments, Inc., a subsidiary of Heller Financial Inc., a financial services company. Mr. Marks is also on the Board of Directors of Value Merchants, Inc. Circle Fine Arts Corporation filed a voluntary petition for relief under Chapter 11 of the United Stated Bankruptcy Code on February 8, 1996. Mr. Marks was an executive officer of Circle Fine Arts Corporation at the time of the filing.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998
                                   CLASS III

L. Douglas Gantos

      L. Douglas Gantos has been the Company's President, Chief Executive Officer and Chairperson of the Board since August 1993. From April 1992 until August 1993 he served as the Company's Chief Executive Officer and Chairperson of the Board. From April 1963 until April 1992, Mr. Gantos served as the Company's President and Chief Executive Officer. While Mr. Gantos is an officer, the Company will use its reasonable efforts to nominate Mr. Gantos and have him elected as a director of the Company. In addition, while Mr. Gantos receives cash payments pursuant to a letter of employment, as amended (see Executive Compensation--Employment Contracts and Termination of Employment and Change-in-Control Arrangements--L. Douglas Gantos), he will serve as a director of the Company during any period in which the Company's Board of Directors desires him to serve as a director, unless he is not elected by the shareholders or dies. The Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on November 12, 1993. Mr. Gantos was an executive officer of the Company at the time of the filing.

Hannah H. Strasser

      Hannah H. Strasser is co-head of the high yield group, responsible for portfolio management and research for Cardinal Capital Management, a money management company Ms. Strasser co-founded in April 1995. Prior to co-founding Cardinal, Ms. Strasser was co-head of the high yield group and was responsible for portfolio management and research for Deltec Asset Management Corp, a money management firm. She was also a Managing Director and a member of Deltec's Executive Committee. She currently serves as a member of the Board of Directors of Rymer Foods Inc.

Mary Elizabeth Burton

      Mary Elizabeth Burton has been the Chairman of BB Capital, Inc., a company which was formed by Ms. Burton to invest in retail or service companies in the health and beauty industries, since November 1994. From July 1992 until November 1994, she served as Chairman of the Board and Chief Executive Officer of Supertans, Inc. From July 1991 until July 1992, she served as Chairman of the Board and Chief Executive Officer of PIP Printing. Ms. Burton currently serves as a member of the Board of Directors of Staples, Inc., the office superstore.

Certain Information Regarding the Board of Directors and Committees Thereof

      The Board of Directors of the Company has established an Audit Committee. The current members of the Audit Committee are Elizabeth M. Eveillard, Chairperson, Mary Elizabeth Burton and Erwin A. Marks. The Audit Committee is responsible for (1) nominating the Company's independent accountants for approval by the Board of Directors, (2) reviewing with the independent accountants the scope, cost and results of the auditing engagement, (3) reviewing and approving fees for professional services provided by the independent accountants, (4) reviewing the reports submitted by the independent accountants, and (5) reviewing the adequacy of the Company's system of internal accounting controls. During 1995, the Audit Committee held two meetings.

      The Board of Directors has established a Compensation Committee. The current members of the Compensation Committee are Fred K. Schomer, Chairperson, S. Amanda Putnam and Hannah H. Strasser. The Compensation Committee is responsible for recommending to the Board of Directors compensation plans and arrangements for senior management and directors and for administering the Company's Executive Bonus Plan and Stock Option Plan, and, if proposals II and III are approved by shareholders, the Company's 1996 Stock Option Plan and Employee Stock Purchase Plan. During 1995, the Compensation Committee held three meetings.

      The Board of Directors has established an Executive Committee. The current members of the Executive Committee are L. Douglas Gantos, Chairperson, Hannah H. Strasser and Fred K. Schomer. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as limited by the Michigan Business Corporation Act and the Company's Bylaws. During 1995, the Executive Committee held one meeting.

      During 1995, the Board of Directors held five meetings. Each director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served), except for Fred K. Schomer, who attended seven of the ten meetings of the Board and committees on which he served during 1995. The Board of Directors does not have any standing nominating committee.

Executive Compensation

   Compensation of Directors

      Under the Company's standard arrangements, each director who is not a Company employee receives an annual fee of $15,000, payable quarterly, plus $500 for each Board meeting attended, including meetings by conference telephone call, plus reasonable expenses.

      Pursuant to the Gantos, Inc. Amended and Restated Director Stock Option Plan (the "Directors Plan"), on April 1 each year, the Company automatically grants an option to purchase 1,000 of the Company's common shares to each director of the Company who (i) is a director of the Company as of the date the option is granted under the Directors Plan, (ii) has served as a director of the Company for at least nine months as of the date the option is granted under the Directors Plan, and (iii) is not an officer or employee of the Company. Up to 100,000 common shares are reserved for issuance under the Directors Plan.

      Options are exercisable on the date of grant and expire ten years thereafter. The option exercise price is the fair market value of the common shares on the date of grant. Options may be exercised either by payment in cash or, at the discretion of the Board of Directors, (i) by surrender of common shares of the Company, or (ii) by a promissory note, or (iii) by delivery of the proceeds from a broker's sale of, or loan secured by, some or all of the shares received upon exercise of the option. No options may be granted under the Directors Plan after March 16, 2002.

      Pursuant to the Plan of Reorganization, all options outstanding under the Directors Plan as of March 31, 1995 were canceled. However, pursuant to the Plan of Reorganization, the Directors Plan was amended and restated to provide (i) for a grant on March 31, 1995, of options to purchase (A) if the director had served as a director for at least nine months, 10,000 common shares and (B) if the director had served as a director for less than nine months, 5,000 common shares, to each director of the Company as of March 31, 1995 who was not an officer or employee of the Company, and (ii) that the number of shares reserved for issuance under the Directors Plan and the number of shares subject to options granted under the Directors Plan remain unchanged despite the adjustments that might otherwise be required under the Directors Plan as a result of the distributions to claim and interest holders under the Plan of Reorganization. Such options are exercisable at $4.16 a share and were 100% vested as of the date of grant. The options will expire on March 31, 2005. After giving effect to the cancellations and awards on March 31, 1995, April 1, 1995 and April 1, 1996, options to purchase 52,000 common shares remain authorized for future award under the Directors Plan.

   Board Compensation Committee Report on Executive Compensation

      General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation package that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through salaries, bonuses, stock options, restricted stock awards, retirement savings plans, employment and severance agreements and miscellaneous personal benefits.

      Salaries. The Compensation Committee's policy is to provide salaries that are comparable, in its subjective judgement, to those of similar executive officers in similar companies in order to attract and retain qualified executives and that compensate employees for their individual contributions and performance. The Committee also considers management's recommendations. The Compensation Committee determines comparable salaries through Company research regarding what is paid by other companies deemed comparable to the Company in terms of size and/or business (adjusted for the size of the Company and the experience and responsibility of the executive), through the salary requests of the individuals interviewed by the Company for open positions and through recommendations of executive search firms hired by the Company to locate executive officers.

      Bonuses. The Compensation Committee's policy is to adopt a bonus plan that compensates executive officers for achieving the Company's earnings target set near the beginning of the fiscal year.

The Compensation Committee also reserves the right to recommend discretionary bonuses for the Company's executive officers based on its subjective evaluation of management's recommendations and the Company's performance and achievements and their individual performance and achievements during the year even if the Company's earnings target is not met. These bonuses are intended to make a significant portion of each executive officer's compensation dependent on the Company's performance and to provide executive officers with incentives to achieve Company goals, increase shareholder value and work as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

      For the fiscal year ended February 3, 1996, the 1995 Gantos, Inc. Executive Bonus Plan ( the "1995 Plan"), as amended, was administered by the Company's Compensation Committee and covered all of the executive officers of the Company named in the Summary Compensation Table below, along with certain other key members of management. Pursuant to the 1995 Plan, the 1995 bonus pool equaled 50% of the Company's earnings in excess of the earnings target, up to a maximum pool of 35% of the actual salaries of the plan participants. Bonuses were automatically earned and payable upon the achievement of earnings in excess of the earnings target, and the bonus pool was automatically allocated among the participants in proportion to the actual salary paid to the participants. For purposes of the 1995 Plan, earnings were defined as the Company's income before taxes, extraordinary items, and bonuses payable under this plan plus or minus any items not included in projections from which the earnings target was determined and that otherwise increased or decreased earnings, at the discretion of the Compensation Committee.

      The earnings target was set by the Board of Directors after consultation with senior management and receiving the recommendation of the Compensation Committee, and it required an improvement from 1994 earnings. The Board reserved the right to pay bonuses beyond those, if any, called for by the 1995 Plan. As a result of the Company's 1995 earnings, the maximum bonus pool was payable under the 1995 Plan. For Fiscal 1995, bonuses were paid as follows: Mr. Gantos $183,750, Mr. Bunka $70,000, Mr. Green $70,000, Ms. Pahls $57,245 and
Mr. Tendler $63,000.

      Stock Options and Restricted Stock. The Compensation Committee's policy is to award stock options and restricted stock to the Company's executive officers in amounts reflecting the Compensation Committee's subjective evaluation of the participant's position and ability to influence the Company's overall performance and management's recommendations without any specific weight being given to any of these factors. In determining the size of the individual awards of options, the Compensation Committee also considers the amounts of options outstanding and previously granted both in the aggregate and with respect to the optionee, the amount of options remaining available for grant under the Stock Option Plan, and the aggregate amount of current awards, and for new officers, the amount necessary to attract the officer to the Company. Pursuant to the Plan of Reorganization, all previously outstanding options were canceled effective March 31, 1995. On that date, options were granted and restricted stock was awarded to key employees of the Company pursuant to the Plan of Reorganization and resolutions of the Compensation Committee. Options and restricted stock are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company, to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by key employees of the Company and to help the Company attract and retain qualified employees.

      The Compensation Committee's policy is to grant options with a term of ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. Such options only provide compensation if the price of the underlying shares increases. In addition, the Compensation Committee's policy is to grant options that vest over a specified period (generally three years for options granted to executive officers in 1995) to provide the executive with an incentive to remain with the Company. The Compensation Committee's policy is also to provide new executives with options to attract them to the Company.

      Generally, the Compensation Committee reserves the right to recommend the payment of compensation to the Company's executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes.

      401(k) Plan. The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings. Participants may defer specified portions of their compensation. The 401(k) Plan provides for the Company to make matching contributions to employee accounts where the employee participates in the 401(k) plan.

      Employment and Severance Agreements and Miscellaneous Personal Benefits. The Compensation Committee's policy is to have employment agreements with new executive officers to provide them with specified minimum positions, periods of employment, salaries, fringe benefits and severance benefits. The Compensation Committee's policy is also to have severance agreements with selected key employees, including Messrs. Bunka and Green and Ms. Pahls. These benefits are intended to permit the executive officer to focus his or her attention on performing his or her duties to the Company, rather than on the security of his or her employment, and to provide the officer with benefits deemed by the Compensation Committee to be suitable for the executive's office. The Compensation Committee's policy, however, is that personal benefits (other than severance pay) should not exceed 10% of the executive's salary and bonus for the year.

      1995 Compensation Decisions Regarding L. Douglas Gantos. Mr. Gantos' 1995 salary was not increased from his 1994 salary based on management's recommendation, the Company having not yet emerged from its bankruptcy proceedings, the Committee's subjective evaluation of chief executive officer salaries at similar companies (adjusted in the Committee's subject judgement for differences in the Company's size and Mr. Gantos' experience and responsibility), and the salary requests of individuals interviewed by the Company to become its Chief Operating Officer. Mr. Gantos's bonus was determined by a formula under the 1995 Plan, as described above under the caption "Bonuses".

      As described in "Stock Options and Restricted Stock", the numbers of shares subject to options granted to Mr. Gantos and the number of shares of restricted stock awarded to Mr. Gantos in fiscal 1995 reflect the Compensation Committee's subjective evaluation of his position and ability to influence the Company's overall performance, management's recommendations, the cancellations of all outstanding options effective March 31, 1995 pursuant to the Plan of Reorganization, the aggregate amount of the proposed grants and the shares remaining available under the Company's Stock Option Plan.

      The Compensation Committee also recommended that the Company enter into an employment agreement with Mr. Gantos in fiscal 1995 to help the Company retain his services and to provide him with specified positions with the Company and a specified period of employment, a minimum base salary, fringe benefits and severance benefits to allow him to focus his attention on performing his duties to the Company rather than on the security of his employment. The Committee recommended approval of this agreement based on its subjective judgement of the benefits suitable for Mr. Gantos' office, experience and duties.

                                          By The Compensation Committee

                                          Fred K. Schomer
                                          S. Amanda Putnam
                                          Hannah H. Strasser

Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended February 3, 1996, January 28, 1995 and January 29, 1994 concerning the compensation of (i) any person serving as the Company's Chief Executive Officer during the fiscal year ended February 3, 1996 and (ii) each of the Company's other most highly compensated current executive officers whose total annual salary and bonus exceeded $100,000.

                          Summary Compensation Table

                                                                                     Long Term Compensation
                                                     Annual Compensation                     Awards
                                            -------------------------------------   ------------------------
                                                                                    Restricted
                                                                         Other         Stock      Securities     All Other
             Name and                                                   Annual       Award(s)     Underlying   Compensation
        Principal Position           Year   Salary ($)   Bonus ($)   Compensation       ($)      Options (#)      ($)(8)
        ------------------           ----   ----------   ---------   ------------   ----------   -----------   ------------
L. Douglas Gantos, President,        1995   *535,096      183,750          -0-       187,500 (5)  180,000          9,575
Chief Executive Officer and          1994    525,000      156,485          -0-           -0-          -0-          5,059
Chairperson of the Board             1993    525,000          -0-          -0-        78,750 (6)   17,500          3,796

Gordon J. Tendler, Vice President,   1995   *183,462       63,000       28,872        56,250 (5)   50,000         61,293
General Merchandise Manager for      1994     31,154 (1)    9,286          -0-           -0-          -0-          2,937
Sportswear, Coats & Suits            1993        N/A          N/A          N/A           N/A          N/A            N/A

Jane E. Pahls, Vice President,       1995   *160,192       57,245          -0-        56,250 (5)   50,000          1,491
General Merchandise Manager for      1994    166,826 (2)   49,725          -0-           -0-          -0-          2,309
Dresses and Accessories              1993        N/A          N/A          N/A           N/A          N/A            N/A

J.E. Bunka, Vice President--         1995   *149,039       70,000          -0-        75,000 (5)   50,000          1,673
Finance, Chief Financial             1994    125,000       47,258          -0-           -0-          -0-          2,352
Officer and Treasurer                1993     92,015 (3)      -0-          -0-           -0-       12,000 (7)      1,154

Kenneth Green, Vice President,       1995   *149,039       70,000          -0-        75,000 (5)   50,000          1,861
General Counsel and Secretary        1994    125,000       47,258          -0-           -0-          -0-          2,742
                                     1993     96,633 (4)      -0-          -0-           -0-        6,000          1,392

- ----------------
* Annual salary for fiscal 1995 includes 53 weeks compared to 52 weeks in fiscal years 1994 and 1993.

(1) Mr. Tendler became an executive officer of the Company on November 28, 1994. The amounts disclosed include all compensation paid by the Company to Mr. Tendler during fiscal 1995 and 1994.

(2) Ms. Pahls became an executive officer of the Company on November 28, 1994. The amounts disclosed include all compensation paid by the Company to Ms. Pahls during fiscal 1994 and fiscal 1995.

(3) Mr. Bunka became an executive officer on December 13, 1993. The amounts disclosed include all compensation paid by the Company to Mr. Bunka during fiscal 1995, 1994 and 1993.

(4) Mr. Green became an executive officer on December 13, 1993. The amounts disclosed include all compensation paid by the Company to Mr. Green during fiscal 1995, 1994 and 1993.

(5) The restricted shares awarded in fiscal 1995 vest in one-third cumulative annual installments beginning March 31, 1996. The restricted shares awarded to Messrs. Gantos, Bunka and Green and Ms. Pahls also vest 100% immediately upon termination of their employment with the Company, unless such termination is for cause (except that Mr. Gantos' vesting restrictions continue during the period he is a consultant to the Company). The officers receiving such restricted shares are entitled to receive any dividends declared on the Common Stock with respect to their restricted shares. No such dividends have been paid, however, since such restricted shares were awarded. Based on the $2.0625 closing price of the Common Stock as reported by The Nasdaq National Market as of February 2, 1996 (the last trading day of fiscal 1995) the executive officers named in the table above held the following number of restricted shares with the following value as of February 3, 1996: L. Douglas Gantos -- 50,000 restricted shares ($103,125.00), Gordon J. Tendler -- 15,000 restricted shares ($30,937.50), Jane E. Pahls -- 15,000 restricted shares ($30,937.50), J.E. Bunka -- 20,000 restricted shares ($41,250.000) and
    Kenneth Green -- 20,000 restricted shares ($41,250.00).

                                      10


(6) Pursuant to the 1993 Gantos, Inc. Executive Bonus Plan and the Amended and Restated Gantos, Inc. Stock Option Plan, Mr. Gantos was awarded 5,250 shares of restricted stock, representing 15% of his base salary, divided by $15.00, the market price of the Company's common stock on May 14, 1993, the effective date of the award. The restrictions on the stock were to lapse if the Company's fiscal 1993 pre-tax income before extraordinary items and bonuses met a pre-determined target. The officers receiving the restricted stock were entitled to receive any dividends declared on the common stock with respect to their restricted common stock. No such dividends were paid, however, and the restricted stock was forfeited when the income target was not met. Therefore, as of February 3, 1996, none of such restricted stock was outstanding.

(7) Includes options to purchase 4,000 shares that were subsequently canceled upon Mr. Bunka's resignation in November 1993. In addition, the amount includes options to purchase 8,000 shares that were regranted to Mr. Bunka when he returned to the Company in 1993.

(8) The amounts shown for fiscal 1995 include (i) $1,500, $1,491, $1,494, $1,500 and $887 for Mr. Gantos, Ms. Pahls, Mr. Bunka, Mr. Green and Mr. Tendler, respectively, representing the Company's contribution to the executive officer in 1995 under the Company's 401(k) Plan, (ii) $8,075, $179, $361 and $303 for Mr. Gantos, Mr. Bunka, Mr. Green and Mr. Tendler, respectively, representing life insurance premiums paid by the Company in 1995 for policy values in excess of $50,000, and (iii) $60,103 paid to Mr. Tendler for relocation expenses in fiscal 1995.


Pursuant to the Plan of Reorganization on March 31, 1995 all outstanding options under the Gantos, Inc. Stock Option Plan were canceled.

   Option Grants in Last Fiscal Year

      The following table sets forth information concerning individual grants of stock options made during the fiscal year ended February 3, 1996, to each of the executive officers of the Company named in its Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
                          -----------------------------------------------         Potential
                                          % of                               Realizable Value at
                                          Total                                Assumed Annual
                          Number of      Options                            Rates of Stock Price
                          Securities   Granted To                               Appreciation
                          Underlying    Employees   Exercise                   for Option Term
                           Options      in Fiscal     Price    Expiration    -------------------
         Name             Granted (#)     Year       ($/Sh)       Date        5% ($)     10% ($)
         ----             -----------   ---------   --------   ----------     ------     -------
L. Douglas Gantos ....    180,000(1)      30.4        4.16       3/31/05     350,704   1,001,976
Gordon J. Tendler ....     50,000(2)       8.4        4.16       3/31/05      97,418     278,327
Jane E. Pahls ........     50,000(2)       8.4        4.16       3/31/05      97,418     278,327
J.E. Bunka ...........     50,000(2)       8.4        4.16       3/31/05      97,418     278,327
Kenneth Green ........     50,000(2)       8.4        4.16       3/31/05      97,418     278,327

- ----------------
(1) The option became exercisable in one-third increments beginning on March 31, 1996, 1997 and 1998 respectively. The option also becomes exercisable immediately and continues to be exercisable until its original termination date, upon termination of Mr. Gantos employment and consultation with the Company unless such termination (i) is by the Company for cause or by Mr. Gantos without good reason, and (ii) occurs before March 31, 1996.

(2) The option became exercisable in one-third increments beginning on March 31, 1996, 1997 and 1998, respectively. Each of the options granted to Ms. Pahls and Messrs. Bunka and Green also becomes exercisable immediately and continues to be exercisable until its original termination date, upon termination of the executive's employment with Gantos if such termination
    (i) is without cause or for good reason, and (ii) occurs before March 31, 1997.

      Pursuant to the Amended and Restated Gantos, Inc. Stock Option Plan under which these options were granted, if upon the exercise of these options the Company must pay any amount for income tax withholding, in the Compensation Committee's sole discretion, either the Company will appropriately reduce the amount of stock to be delivered to the optionee or the optionee will pay such amount to the Company to reimburse the Company for such income tax withholding. Also pursuant to the Amended and Restated Gantos, Inc. Stock Option Plan, the Compensation Committee may accelerate the exercisability of stock options and stock appreciation rights in connection with termination of a participant's employment or a change in control of the Company.

   Aggregated Option Exercises and Fiscal Year-End Option Value Table

      The following table sets forth information concerning each exercise of stock options during the fiscal year ended February 3, 1996 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of February 3, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION VALUES

                                                                 Number of
                                                                 Securities       Value of
                                                                 Underlying     Unexercised
                                                                Unexercised     In-the-Money
                                                                 Options at      Options at
                                                                 FY-End (#)      FY-End ($)
                        Shares Acquired                         Exercisable/    Exercisable/
        Name            on Exercise (#)   Value Realized ($)   Unexercisable   Unexercisable
        ----            ---------------   ------------------   -------------   -------------
L. Douglas Gantos ...         -0-                 -0-           -0-/180,000       -0-/-0-
Gordon J. Tendler ...         -0-                 -0-           -0-/ 50,000       -0-/-0-
Jane E. Pahls .......         -0-                 -0-           -0-/ 50,000       -0-/-0-
J.E. Bunka ..........         -0-                 -0-           -0-/ 50,000       -0-/-0-
Kenneth Green .......         -0-                 -0-           -0-/ 50,000       -0-/-0-

   Employment Contracts and Termination of Employment and Change-in-Control
      Arrangements

      L. Douglas Gantos. As of March 27, 1995, the Company entered into a letter of employment with L. Douglas Gantos. This letter of employment was amended as of March 19, 1996. Pursuant to Mr. Gantos' employment letter, as amended, he is employed as the Company's Chairperson of the Board and Chief Executive Officer until the earlier of (i) 90 days after written notice from either party to the other of the termination of Mr. Gantos' employment as the Company's Chief Executive Officer or (ii) 60 days after (a) the Company hires a Chief Operating Officer and (b) the Board of Directors determines that such person might become the Company's Chief Executive Officer (the "Full-Time Period"). After the Full Time Period, he will serve either as part-time Chairperson of the Board or as a consultant to the Company until four years after the end of the Full Time Period, unless earlier terminated. The Company's Board of Directors will choose, in its sole discretion, which of the two positions he will hold during that period. In addition, while he is an officer of the Company, the Company will use its reasonable efforts to nominate Mr. Gantos, and have him elected, as a director of the Company. Also, while Mr. Gantos receives cash payments pursuant to the letter agreement, he will serve as a director of the Company during any period in which the Company's Board of Directors desires him to serve as a director, unless he is not elected by the shareholders or dies.

      Mr. Gantos' will receive (i) a salary of $525,000 while he is Chief Executive Officer and $250,000 while he is a consultant or part-time Chairperson of the Board, (ii) a grant of 50,000 restricted common shares and an option to purchase 180,000 common shares, which were granted in connection with the Plan of Reorganization, (iii) participation in the Executive Bonus Plan while he is Chief Executive Officer, (iv) a $1,000 a month car allowance and an $8,000 a year tax, financial planning and legal advice allowance, (v) life insurance in the amount of $1,000,000 in addition to his $50,000 life insurance policy, (vi) $5,000 for legal fees in connection with the employment letter, (vii) medical, dental and prescription drug coverage for himself and his wife for their joint lives, to the same extent as such benefits are provided by the Company to its executives, subject to the same contribution and co-payment requirements applicable to other executive officers, and (viii) fringe benefits generally available to other executive officers of the Company.

      Mr. Gantos will also receive termination benefits, which vary depending on the reason for his termination. Regardless of the reason for his termination, Mr. Gantos and his wife will receive the medical, dental and prescription drug coverage described above for their joint lives. If Mr. Gantos' employment is terminated before four years after the end of the Full-Time Period without "Cause" or by Mr. Gantos for "Good Reason", he will be entitled to (i) his accrued bonus for the preceding year, if any, and any other accrued compensation and benefits through the date of termination, (ii) a continuation of his salary and benefits described above through four years after the end of the Full-Time Period or his death, if earlier, and (iii) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and such options will remain exercisable for their original term.

      If Mr. Gantos' employment is terminated before four years after the end of the Full-Time Period by the Company for "Cause" or by Mr. Gantos
without "Good Reason", he will be entitled to (i) his accrued bonus for the preceding year, if any, and any other accrued compensation and benefits through the date of termination, and (ii) immediate vesting of the stock options (but not the restricted stock) granted to him pursuant to the employment letter, and such options will remain exercisable for their original term.

      If Mr. Gantos' employment is terminated before four years after the end of the Full-Time Period because of his death, he will be entitled to (i) his accrued bonus for the preceding year, if any, a pro-rated bonus for the year of termination, if any, and any other accrued compensation and benefits through the date of termination, (ii) the proceeds of his life insurance policy, and (iii) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and the options would remain exercisable for their original term.

      If Mr. Gantos' employment is terminated before four years after the end of the Full-Time Period because of his disability, he will be entitled to (i) his accrued bonus for the preceding year, if any, a pro-rated bonus for the year of termination, if any, and any other accrued compensation and benefits through the date of termination, (ii) a continuation of his salary described above through four years after the end of the Full-Time Period or his death, if earlier, offset by any proceeds of disability insurance provided by the Company, (iii) a continuation of the benefits described above for one year, except that the life insurance policy would be maintained at least through four years after the end of the Full-Time Period or his death, if earlier, and
(iv) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and such options would remain exercisable for their original term.

      If Mr. Gantos' employment terminates because the agreement expires, he will be entitled to (i) any accrued compensation and benefits through the date of termination, and (ii) immediate vesting of the restricted stock and stock options granted to him pursuant to the employment letter, and such options will remain exercisable for their original term.

      The termination benefits described above are Mr. Gantos' exclusive rights with respect to termination of his employment. For purposes of Mr. Gantos' employment letter, "Cause" generally means continued failure to either devote substantially full working time to his duties (while he is a full-time employee) or make a good faith effort to perform his employment duties, willful acts or omissions materially injuring the Company, conviction of a felony involving dishonesty or fraud that is injurious to the Company, or any material breach by Mr. Gantos of the non-competition provisions of the employment letter. "Good Reason" under the employment letter generally means termination as a result of substantial reduction in Mr. Gantos' duties, responsibilities, benefits or compensation, any material breach by the Company of the employment letter, any requirement that Mr. Gantos relocate outside of specified areas or the failure to elect Mr. Gantos as a director while he is an officer.

      If at the end of the Full Time Period, Mr. Gantos is not eligible to participate in the Executive Bonus Plan or any salary or consultation fees paid during such fiscal year are not included in his bonus calculation, he will receive the difference between (i) the bonus payable to him under the bonus plan as if he was eligible to participate in the plan and all salary and consulting fees paid to him during the year were considered in calculating the bonus and (ii) the amount actually paid or payable under the bonus plan.

      Gordon J. Tendler. The Company has a letter of employment, dated as of November 2, 1994, with Gordon J. Tendler. Pursuant to Mr. Tendler's employment letter he is employed as the Company's Vice President, General Merchandise Manager for Sportswear, Coats and Suits. Mr. Tendler' employment letter provides him with (i) an initial salary of $180,000, (ii) the right to participate in the Company's Executive Bonus Plan, (iii) six months separation pay, as his exclusive severance benefit, if his employment is terminated by the Company without cause (other then pursuant to his death or disability) before November 28, 1997 (subject to Mr. Tendler's obligation to seek other employment and the Company's right to offset amounts paid to Mr. Tendler from such other employment during the severance period), (iv) reimbursement for various relocation expenses, and (v) fringe benefits the Company provides its other Vice Presidents.

      J.E. Bunka. The Company has a letter of employment, dated as of December 13, 1993, with J.E. Bunka. Pursuant to Mr. Bunka's employment letter he is employed as the Company's Vice President and Chief Financial Officer. Mr. Bunka's employment letter provides him with (i) an initial salary of $125,000,
(ii) four weeks vacation a year, and (iii) fringe benefits the Company provides its other Vice Presidents.

      Severance Agreements. The Company has entered into Severance Agreements, dated January 23, 1995, with J.E. Bunka and Jane E. Pahls and with
Kenneth Green, dated January 31, 1995. The agreements provide each executive with (i) a continuation of his or her salary and medical, dental and prescription drug coverage for one year or until the executive's earlier death or disability, (ii) immediate vesting of stock options and restricted stock granted in connection with the Plan of Reorganization, and (iii) exercisability of such stock options for their original term, notwithstanding such termination of employment, all if the executive is terminated without "cause" or quits for "good reason" (both as defined in the agreements) on or before March 31, 1997. The executive would be obligated to seek other employment and the Company would receive a credit during the period in which severance benefits are payable for amounts earned by the executive from any such other employment. The executive would not be entitled to any other severance benefits, but would be permitted to choose the benefits under this agreement, the executive's employment agreement, if any, or the Master Severance Plan, which is described below.

      Master Severance Plan. On January 11, 1994, the Company's Board of Directors adopted a Master Severance Plan as amended March 15, 1994. The Master Severance Plan provides severance benefits to employees (including the officers listed in the Summary Compensation Table above) if they are terminated without cause. The amount of such benefits payable to executive officers of the Company is (i) two weeks of the employee's base salary at the time of termination (one week for Mr. Gantos) multiplied by the number of full years of such employees's service to the Company at the time of termination; provided that such benefits may not exceed one year of the employe's base compensation; plus (ii) such employee's accrued vacation at the time of termination. As described above, Messrs. Bunka and Green and Ms. Pahls have severance agreements, and Messrs. Gantos and Tendler have employment letters, with the Company providing for severance rights that differ from those under the Master Severance Plan. The severance agreements permit Messrs. Bunka and Green and Ms. Pahls to choose which benefits to receive.

      Stock Option and Restricted Stock Terms. The stock option granted to Mr. Gantos on March 31, 1995 to purchase 180,000 common shares at $4.16 a share provides that the option becomes immediately exercisable, and continues to be exercisable until its original termination date, upon termination of Mr. Gantos' employment and consultation with Gantos. The stock options granted to Mr. Bunka, Mr. Green and Ms. Pahls each to purchase 50,000 common shares at $4.16 a share on March 31, 1995, provide that the options become immediately exercisable and continue to be exercisable until their original termination dates, upon termination of their employment with the Company if such termination (i) is by the Company without cause or is by the executive for good reason, and (ii) occurs before March 31, 1997. The 50,000 restricted common shares awarded to Mr. Gantos on March 31, 1995 also provide for the restricted shares to vest immediately upon termination of Mr. Gantos' employment and consultation with the Company unless such termination is by the Company for cause or by Mr. Gantos without good reason. The 20,000 restricted common shares awarded to each of Mr. Bunka and Mr. Green and the 15,000 restricted common shares awarded to Ms. Pahls on March 31, 1995 also provide for the restricted shares to vest immediately upon termination of their employment with the Company if such termination (i) is by the Company without cause or is by the executive for good reason, and (ii) occurs before March 31, 1997.

   Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended February 3, 1996 Mr. Schomer, George Sheer and Ms. Eveillard served as sole members of the Company's Compensation Committee until Mr. Sheer ceased to be a director of the Company pursuant to the Plan of Reorganization on March 31, 1995. On May 16, 1995 the Board of Directors appointed Mr. Schomer, Ms. Putnam and Ms. Strasser as the sole members of the Compensation Committee.

      None of the members of the Company's Compensation Committee during the fiscal year ended February 3, 1996 (i) was, during such fiscal year, an officer or employee of the Company or its subsidiary, or (ii) was formerly an officer of the Company or its subsidiary.

   Performance Graph

      The following line graph compares for the period since the Company's emergence from Chapter 11 on March 31, 1995 (i) the yearly cumulative total shareholder return (i.e., the change in share price divided by the initial share price, expressed as a percentage; the Company has not paid cash dividends) on the Company Common Stock with (ii) the cumulative total return of the CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies), and with (iii) the cumulative total return of the CRSP Total Return Index for the Nasdaq Retail Trade Stocks:

[ GRAPH ]

                            Mar 95   April 95   July 95   Oct 95   Jan 96
Gantos, Inc. ............     100        73        63        52       57
NASDAQ US Index .........     100       103       123       127      130
NASDAQ Retail Index .....     100        99       116       116      110

- ----------------
Assumes $100 invested on March 31, 1995 in Gantos, Inc. Common Stock, CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and CRSP Total Return Index for Nasdaq Retail Trade Stocks.

* Total Return Assumes Reinvestment of Dividends.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 3, 1996 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that during 1995, Hannah H. Strasser timely filed a Form 3 reporting her election as a director of the Company, but inadvertently did not include in that report common shares that she owned; this omission was corrected by reporting of these shares in a subsequently-filed amendment to her Form 3.

Certain Transactions

   Real Estate and Equipment Leases Involving Mr. Gantos.

      The Company formerly leased its office and distribution center from a partnership which consists of L. Douglas Gantos, the Chairperson of the Board, President and Chief Executive Officer, a director and major shareholder of the Company, and his wife (4-D). 4-D owned the office-distribution center, subject to mortgages in favor of Comerica Bank ("Comerica"). Mr. Gantos guaranteed a portion of 4-D's debt to Comerica, which guaranty was secured by a pledge of common shares in the Company owned by Mr. Gantos.

      In January 1995, the Company, 4-D and Comerica finalized an agreement (the "Headquarters Building Settlement"), which provided for significantly more favorable lease terms for the Company for its office-distribution center. Pursuant to the Headquarters Building Settlement, the Company rejected the lease with 4-D under the Plan of Reorganization as of March 31, 1995. The Company and 4-D agreed to fix the amount of 4-D's lease rejection claim against the Company at $3.5 million. As a general unsecured creditor, pursuant to the Plan of Reorganization, 4-D received $1.75 million in cash and 420,673 common shares (valued for this purpose at $1.75 million) in exchange for its claim.

      4-D transferred the $1.75 million in cash and the office-distribution center to Comerica and pledged its 420,673 common shares to Comerica, among other assets, to secure its remaining indebtedness to Comerica. The Company registered under the Securities Act of 1933, at its expense, 4-D's common shares for resale. 4-D sold all of those shares in December 1995. Comerica released Mr. Gantos' limited guarantee of 4-D's loans and returned the common shares he pledged to secure that guarantee.

      Under the Headquarters Building Settlement, Comerica entered into a new lease with the Company for its office-distribution center, which had a base annual rent of $1.0 million (including real estate taxes), plus insurance and maintenance. Pursuant to the new lease, the Company leases approximately 100,000 fewer square feet of office space than it previously leased. In October 1995, the Company exercised its right to extend this lease until July 31, 1996 for an annual rental of $1,030,000.

      The Company had also entered into an equipment lease with 4-D for equipment located in the office-distribution center. Pursuant to the Headquarters Building Settlement, this lease was terminated and all of the assets subject to such lease were transferred to the Company.

      The Company paid 4-D approximately $450,000 in rent under these leases in 1995.

      ITEM II. PROPOSAL TO ADOPT THE GANTOS, INC. 1996 STOCK OPTION PLAN

      At the meeting, shareholders will be asked to consider and act upon a proposal to approve the Gantos, Inc. 1996 Stock Option Plan (the "1996 Option Plan"). Pursuant to the 1996 Option Plan, 1,000,000 Common Shares, par value $0.01 a share ("Common Shares"), are reserved for issuance pursuant to options or stock appreciation rights granted or to be granted, and pursuant to restricted shares to be awarded, to key employees (the "Participants") of the Company or of any subsidiary in which the Company owns more than 50% of the total combined voting power of all classes of stock ("Subsidiary") as the Company's Board of Directors or a committee appointed by the Board of Directors shall determine. Members of the committee administering the 1996 Option Plan are not eligible to participate in the 1996 Option Plan while such persons are members of the committee. Options granted under the 1996 Option Plan may be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified options (options which do not meet the requirements of Section 422 of the Code) or both. The 1996 Option Plan contains various provisions to ensure that Incentive Stock Options comply with Section 422. The Board of Directors adopted the 1996 Option Plan on March 19, 1996, subject to shareholder approval.

      The Company's 1986 Stock Option Plan (the "1986 Plan") terminated March 19, 1996, except as to options granted and restricted shares awarded before that date. As of the Record Date, nonqualified options to purchase approximately 683,000 Common Shares, approximately 118,000 restricted shares and no stock appreciation rights were outstanding under the 1986 Plan, and approximately 112,000 Common Shares had been issued pursuant to the exercise of options granted, and the award of restricted shares, under the 1986 Plan. No additional stock options, stock appreciation rights or restricted shares may be granted or awarded under the 1986 Plan. The Board of Directors believes that it is in the best interests of the Company and its shareholders to approve the 1996 Option Plan to allow the Company to continue to grant options and stock appreciation rights, and to award restricted shares, to Participants in accordance with the terms of the 1996 Option Plan. The Company has granted an option to purchase 10,000 Common Shares to Anthony Barnett, the Company's Vice President -- Store Operations, pursuant to the 1996 Option Plan, subject to shareholder approval of the 1996 Option Plan.

      The purposes of the 1996 Option Plan are to provide key employees with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company, to join the interests of key employees with the interests of shareholders of the Company and to facilitate attracting and retaining key employees of the Company. The 1996 Option Plan, however, could have an "anti-takeover" effect, particularly with regard to the award of restricted shares which requires no payment from the employee and the Committee's ability to accelerate the exercisability of stock options and stock appreciation rights in connection with a change in control.

      Persons deemed to be affiliates of the Company, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, the Company, must resell securities acquired under the 1996 Option Plan pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

      The Company is the issuer of the securities offered pursuant to the 1996 Option Plan. The Common Shares of the Company issuable upon exercise of stock options or stock appreciation rights or the award of restricted shares under the 1996 Option Plan may be either authorized and unissued or reacquired Common Shares of the Company. The 1996 Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Approval of the 1996 Option Plan

      The approval by the affirmative votes of the holders of a majority of the Common Shares present or represented in person or by proxy at the meeting and entitled to vote on the action is necessary for shareholder approval of the 1996 Option Plan. Abstentions, withheld votes and broker non-votes will not be deemed affirmative votes in determining approval of this proposal, but will be counted in determining the number of Common Shares present or represented by proxy in determining approval of this proposal and whether a quorum is present. The Board does not intend to place the 1996 Option Plan into effect unless such approval is obtained by March 18, 1997, and such approval is sought in order to exempt the granting of options under the 1996 Option Plan from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16(b), and the provisions of Section 162(m) of the Code.

      Other than the 1996 Option Plan, the terminated 1986 Plan, and the Stock Purchase Plan (described in Item III of this Proxy Statement), the only other stock option plan maintained by the Company is the Gantos, Inc. Director Stock Option Plan (the "Directors Plan") pursuant to which nonqualified stock options are automatically granted to certain directors of the Company who are not officers or employees of the Company or any of its subsidiaries, up to an aggregate of 100,000 of the Company's Common Shares. Options to purchase 48,000 Common Shares were outstanding under the Directors Plan as of the Record Date.

      The major features of the 1996 Option Plan are summarized below. As of the Record Date, the closing sales price of the Company's Common Shares was $3.50.

Administration

      The 1996 Option Plan is administered by a committee or entity appointed by the Board of Directors to administer the 1996 Option Plan and, with respect to administration of the 1996 Option Plan regarding Participants who are subject to Section 16(a) and (b) of the Exchange Act, that meets the standards of Rule 16b-3 under the Exchange Act, or any similar successor rule, or, if no such committee is appointed, the Board of Directors as a whole (the "Committee"). Members of the Committee serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time. The Committee currently consists of Fred K. Schomer, S. Amanda Putnam and Hannah H. Strasser.

      Subject to the provisions of the 1996 Option Plan, the Committee is authorized to interpret the 1996 Option Plan, to promulgate, amend and rescind rules and regulations relating to the 1996 Option Plan, and to make all other determinations necessary or advisable for the 1996 Option Plan's administration. Interpretation and construction of any provision of the 1996 Option Plan by the Committee is final and conclusive. The grant of options and stock appreciation rights and the award of restricted shares under the 1996 Option Plan, including the number of shares, exercise or base price, vesting, limitations on exercise, term, timing of the grant and other terms and conditions of such options, stock appreciation rights and restricted shares, are effected in accordance with determinations made by the Committee pursuant to the provisions of the 1996 Option Plan.

      Subject to the requirements of the Code with respect to Incentive Options that are intended to remain Incentive Options, in connection with a Participant ceasing to be an employee of the Company or a subsidiary for any reason or in connection with a change in control of the Company, the stock option agreement or stock appreciation right agreement may provide for the acceleration of, or the Committee may accelerate, in its discretion (exercised at the date of the grant of the stock option or stock appreciation right or after the date of grant), in whole or in part, the time or times or installments with respect to which any stock option or stock appreciation right granted under the 1996 Option Plan shall be exercisable in connection with termination of a Participant's employment with the Company or a subsidiary and/or in connection with a change in control of the Company, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such discretion.

1996 Option Plan Participants

      The selection of persons who are eligible to participate in the 1996 Option Plan and grants and awards to those individuals are determined by the Committee, in its discretion. The only established criterion to determine eligibility under the 1996 Option Plan is that individuals must be key employees of the Company or any majority-owned subsidiary, as determined by the Committee in its discretion; provided that members of any committee appointed by the Board of Directors to act as the Committee are not eligible to be participants under the 1996 Option Plan while they are members of the Committee. Directors who are not officers or employees of the Company are not eligible to receive options, stock appreciation rights or restricted shares under the 1996 Option Plan, but they are eligible to receive options under the Directors Plan.

      Approximately 74 persons are currently eligible to participate in the 1996 Option Plan, all of whom have been granted options or awarded restricted shares under the 1986 Plan or the 1996 Option Plan. The option to purchase 10,000 Common Shares granted to Anthony Barnett, the Company's Vice President
- -- Store Operations, is subject to shareholder approval of the 1996 Option Plan. No other options, stock appreciation rights or restricted shares have been granted or awarded under the 1996 Option Plan

      Subject to adjustments as described under "Shares Subject to Grant or Award", no Participant may be granted stock options or stock appreciation rights, or be awarded restricted shares, as to more than 500,000 of the Company's Common Shares in the aggregate in any fiscal year. In addition, grants and awards are subject to the maximum number of shares remaining with respect to which stock options or stock appreciation rights may be granted at any time or which may be awarded as restricted shares under the 1996 Option Plan. There are also certain limitations on the maximum value of Incentive Options which may become first exercisable by any person in any year. Each grant or award under the 1996 Option Plan must be evidenced by a written agreement containing such provisions as may be approved by the Committee.

Shares Subject to Grant or Award

      Under the 1996 Option Plan, the maximum number of the Company's Common Shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted shares is 1,000,000 shares. The number of shares with respect to which a stock appreciation right is granted is counted against this limit, unless the stock appreciation right is granted in conjunction with a stock option as an alternative right.

      The number and type of shares subject to each outstanding stock option, stock appreciation right or restricted share award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number and type of shares remaining available under the 1996 Option Plan and which may be granted to a Participant in any fiscal year are subject to adjustment to reflect events such as stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, or reorganizations of or by the Company. No such adjustment will require the Company in any stock option, stock appreciation right or restricted share agreement to sell or issue a fractional share.

      If a stock option or stock appreciation right expires, terminates or is canceled for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if restricted shares are forfeited, the shares subject to the unexercised portion of the option or stock appreciation right or the shares so forfeited are again available for further grant or award under the 1996 Option Plan.

Amendment or Termination of the 1996 Option Plan

      The Board of Directors may terminate or amend the 1996 Option Plan, or amend any stock option, stock appreciation right or restricted share award agreement under the 1996 Option Plan, in any respect at any time; provided that, (i) to the extent required by Rule 16b-3 under the Exchange Act, or any successor rule, but only with respect to amendments affecting Participants who are subject to Section 16(a) and (b) of the Exchange Act, to the extent required by Section 162(m) of the Code and related regulations, or any successor rule, but only with respect to amendments or revisions affecting Participants whose compensation is subject to Section 162(m) of the Code, and to the extent required by Section 422 of the Code, or any successor section, but only with respect to Incentive Stock Options, no such amendment may increase the maximum number of shares in the aggregate that are subject to the 1996 Option Plan, change the class of persons eligible to be Participants under the 1996 Option Plan or materially increase the benefits accruing to Participants under the 1996 Option Plan, without the approval or ratification of the shareholders of the Company, and (ii) the Board may not change the stock option price or alter or impair any stock option, stock appreciation right or restricted share award previously granted or awarded under the 1996 Option Plan without the consent of the holder, all except as described under the caption "Shares Subject to Grant".

      Unless sooner terminated by the Board of Directors, the 1996 Option Plan will terminate on March 18, 2006, which is ten years after its original adoption by the Board of Directors. The termination of the 1996 Option Plan will not affect the validity of any stock option, stock appreciation right or restricted share award outstanding on the date of termination.

Stock Options and Stock Appreciation Rights

   Grant of Stock Options

      Both Incentive Options and Nonqualified Options may be granted under the 1996 Option Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Any Incentive Option granted under the 1996 Option Plan must have an exercise price not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to a Participant who owns more than 10% of the total combined voting shares of the Company or of any parent or subsidiary of the Company, the exercise price of such option must not be less than 110% of the fair market value of the shares subject to such option on the date such option is granted. A Nonqualified Option granted under the 1996 Option Plan must have an exercise price of not less than the par value, if any, of the shares on the date on which such option is granted.

      At the time of the exercise of any option granted pursuant to the 1996 Option Plan, the Participant must pay the full option price for all shares purchased (a) in cash or, (b) with the consent of the Committee, in its sole discretion, (i) in Common Shares of the Company, (ii) by a promissory note payable to the order of the Company which is acceptable to the Committee,
(iii) by a cash down payment and a promissory note for the unpaid balance, or
(iv) by delivery of irrevocable instructions to a stockbroker to promptly deliver to the Company full payment of the option price of the shares from the proceeds of the stockbroker's sale of, or loan against, the shares. The fair market value of the shares with respect to which Incentive Options are first exercisable in any one year by a Participant under the 1996 Option Plan or under any other stock option plan maintained by the Company (or any parent or subsidiary of the Company) cannot exceed $100,000.

   Grant of Stock Appreciation Rights

      Stock appreciation rights may be granted in conjunction with the grant of an Incentive or Nonqualified Option under the 1996 Option Plan or independently of any such stock option. A stock appreciation right granted in conjunction with a stock option may be an alternative right. In such case, the exercise of the stock option terminates the stock appreciation right to the extent of the shares purchased upon such exercise and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right, wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, however, unless certain terms and conditions are met.

      If a Participant who is granted a stock appreciation right is a person who is subject to Section 16(a) and (b) of the Exchange Act, then any election to exercise as well as any actual exercise of his stock appreciation right may be made only in such a manner as to conform to the provisions of Rule 16b-3(e), if any, or any replacement rule, if any, adopted pursuant to the provisions of the Exchange Act.

      Upon exercise of a stock appreciation right, a Participant is entitled to receive an amount equal to the excess of or, in the sole discretion of the Committee, a portion of the excess of, the then aggregate fair market value of the number of shares with respect to which such Participant exercises the stock appreciation right over the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Company, in the sole discretion of the Committee (which discretion the Committee may exercise at the date of grant or at the date of exercise, or may delegate to the Participant), in cash, in Common Shares of the Company, or any combination thereof.

   Term of Stock Options and Stock Appreciation Rights

      No stock option or stock appreciation right granted under the 1996 Option Plan may remain outstanding for more than ten years from the date of grant, except that, with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns more than 10% of the total combined voting shares of all classes of stock of the Company, or any parent or subsidiary of the Company, such option and stock appreciation right must expire not more than five years after the date of the grant.

   Continuation of Employment

      Options and stock appreciation rights granted under the 1996 Option Plan may be exercised only while the Participant is an employee of the Company or a subsidiary, except (i) if the Participant's employment is terminated because he or she dies, the option or stock appreciation right may be exercised within 12 months of death, but not after the option or stock appreciation right expires, (ii) if the Participant's employment is terminated because he or she is permanently disabled, the option or stock appreciation right may be exercised for three months following such termination, but not after the option or stock appreciation right expires, and (iii) if the Participant's employment terminated for any reason other than death or permanent disability, the Committee may, in its sole discretion, grant to such Participant the right to exercise all or any portion of any option or stock appreciation right for any period determined by the Committee ending on or before the expiration date of such option or stock appreciation right, subject to any restrictions, terms and conditions fixed by the Committee, except that Incentive Options that are intended to remain Incentive Options and related stock appreciation rights may not be exercised more than three months after such termination. A stock option or stock appreciation right may be exercised after termination of a Participant's employment only to the extent exercisable on the date of termination of employment.

      In addition, the Committee may, in its sole discretion, grant the right to exercise all or any portion of a Nonqualified Option for any period determined by the Committee, after termination of the Participant's employment, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such discretion, but the option may not be exercised after termination beyond the original expiration date of the option. The Committee may exercise its discretion either by resolution of the Committee or by a provision in the option.

      Subject to the requirements of the Code with respect to Incentive Options that are intended to remain Incentive Options, in connection with a Participant ceasing to be an employee of the Company or a subsidiary for any reason or in connection with a change in control of the Company, the stock option agreement or stock appreciation right agreement may provide for the acceleration of, or the Committee may accelerate, in its discretion (exercised at the date of the grant of the stock option or stock appreciation right or after the date of grant), in whole or in part, the time or times or installments with respect to which any stock option or stock appreciation right granted under the 1996 Option Plan shall be exercisable in connection with termination of a Participant's employment with the Company or a subsidiary and/or in connection with a change in control of the Company, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such discretion.

      As a condition to granting a stock option or stock appreciation right under the 1996 Option Plan, the Committee may require that the prospective Participant agree in writing to remain in the employ of the Company or a subsidiary of the Company for a designated minimum period from the date of the granting of such stock option or stock appreciation right. Nothing in the 1996 Option Plan or in any related option, stock appreciation right, or restricted share award, however, confers any employment or similar rights on any Participant.

   Sequential Exercise

      Successive stock options and stock appreciation rights may be granted to the same Participant whether or not the stock options or stock appreciation rights first granted to such Participant remain unexercised. A stock option or stock appreciation right may be exercised even though stock options and stock appreciation rights previously granted to such Participant remain unexercised.

   Non-Transferability of Stock Options and Stock Appreciation Rights

      To the extent required by Rule 16b-3 under the Exchange Act, or any successor rule, but only with respect to stock options and stock appreciation rights granted to Participants who are subject to Section 16(a) and (b) of the Exchange Act, to the extent required by Section 422 of the Code, or any successor section, but only with respect to Incentive Options, or to the extent determined by the Committee, no stock option or stock appreciation right granted under the 1996 Option Plan may be transferred by a Participant other than by will or by the laws of descent and distribution, and such stock option or stock appreciation right is exercisable, during the lifetime of the Participant, only by the Participant.

   Shareholder Rights

      No Participant in the 1996 Option Plan has any of the rights of a shareholder of the Company under any option granted under the 1996 Option Plan until the actual issuance of shares to the Participant, and before such issuance no adjustment will be made for dividends, distributions or other rights in respect of such shares, except as described under the caption "Shares Subject to Grant".

Restricted Shares

      Subject to the terms of the 1996 Option Plan, the Committee may award restricted shares to Participants. A restricted share award does not require the payment of any option price by the Participant but calls for the transfer of shares to the Participant subject to forfeiture in certain circumstances if the Participant's employment terminates during a restricted period
(from zero days to ten years), established at the time of award, or if other conditions prescribed by the Committee are not satisfied. The Participant has the right to vote and receive dividends with respect to shares acquired upon the award of restricted shares, but is not permitted to sell, assign, transfer, pledge, hypothecate or otherwise encumber such shares during the restrictive period.

      Except as provided in the next sentence, if the Participant ceases to be an employee of the Company or a subsidiary for any reason, the restricted shares still subject to restrictions on transfer are forfeited without payment of any consideration by the Company. If the Participant ceases to be an employee of the Company or a subsidiary for any reason, the restricted share award agreement may provide for the release of, or the Committee may release, in its discretion (exercised at the date of award or after the date of award), some or all of the shares from the restrictions, subject to any restrictions, terms and conditions fixed by the Committee either at the date of the award or at the date it exercises such discretion.

      Any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares, including as a result of stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company, shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares.

Federal Income Tax Consequences

      The rules governing the tax treatment of options, stock appreciation rights, restricted shares and shares acquired upon the exercise of options and stock appreciation rights are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   Incentive Options

      Incentive Options granted pursuant to the 1996 Option Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to exercise of an Incentive Option within one year after the transfer of shares to such Participant and within two years from grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such Incentive Options or the transfer of shares upon their exercise.

      If shares acquired upon exercise of Incentive Options are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

   Nonqualified Options

      A Participant who acquires shares by exercise of a Nonqualified Option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares will generally be treated as capital gain or loss on the sale or other disposition of the shares.

   Stock Appreciation Rights

      A Participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

   Restricted Shares

      A Participant granted restricted shares under the 1996 Option Plan is not required to include the value of such shares in ordinary income until the first time such Participant's rights in the shares are transferable or are not subject to substantial risk or forfeiture, whichever occurs earlier, unless such Participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the excess of the fair market value of the stock at the time the income is recognized over the amount (if any) paid for the stock. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the Participant, for the Company's taxable year in which the Participant recognizes such income, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements.

   Withholding Payments

      If, upon exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted shares or the expiration of restrictions applicable to restricted shares, or upon a disqualifying disposition of shares acquired upon exercise of an Incentive Option, the Company must pay amounts for income tax withholding, in the Committee's sole discretion, either the Company will appropriately reduce the amount of shares or cash to be delivered or paid to the Participant or the Participant must pay such amount to the Company, to reimburse the Company for such payment.

   Limitation on Compensation Deduction

      Publicly-held corporations are precluded from deducting compensation paid to certain of their executive officers in excess of $1 million. The employees covered by the $1 million limitation on deductibility of compensation include the chief executive officer and those employees whose annual compensation is required to be reported to the Securities and Exchange Commission because the employee is one of the company's four highest compensated employees for the taxable year (other than the chief executive officer). Compensation attributable to stock options, stock appreciation rights and restricted shares generally are included in an employee's compensation for purposes of the $1 million limitation on deductibility of compensation.

      However, there is an exception to the $1 million deduction limitation for compensation (including compensation attributable to stock options and stock appreciation rights) paid pursuant to a qualified performance-based compensation plan. Compensation attributable to a stock option or a stock appreciation right is deemed to satisfy the qualified performance-based compensation exception if (i) the grant or award is made by a compensation committee comprised of outside directors, (ii) the plan under which the options or rights may be granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee, (iii) under the terms of the option or right, the amount of compensation the employee would receive is based solely on an increase in the value of the shares after the date of the grant or award (e.g., the option is granted at fair market value as of the date of the grant), and (iv) the individuals eligible to receive grants or awards, the maximum number of shares for which grants may be made to any employee, the exercise price of the options and other disclosures required by SEC proxy rules are disclosed to and subsequently approved by shareholders.

      If the amount of compensation a covered employee will receive under the grant or award is not based solely on an increase in the value of the shares after the date of the grant (e.g., restricted shares are awarded or an option is granted with an exercise price that is less than the fair market value as of the date of the grant), none of the compensation attributable to the grant or award is qualified performance-based compensation unless the grant or award is made on account of the attainment of a performance goal that has been previously established and approved by the shareholders of the Company and otherwise qualifies under Section 162(m) of the Code. The Company has not established any performance goals for grants or awards under the 1996 Option Plan that meet the requirements of the performance-based compensation standard required by Section 162(m) of the Code.

      In order to satisfy the shareholder approval requirement applicable to qualified performance-based compensation plans, there must be a separate shareholder vote in which affirmative votes are cast by a majority of the voting shares (with abstentions not being counted as voting unless applicable state law provides otherwise). The 1996 Option Plan is being submitted to shareholders at the meeting, in part, to satisfy this requirement. If the shareholder approval and the other requirements applicable to qualified performance-based compensation plans are satisfied, the $1 million compensation deduction limitation will not apply to stock options with an exercise price equal to or greater than the fair market value of the underlying shares on the date of grant, nor will the limitation apply to stock appreciation rights if the base price in respect of which appreciation is measured is equal to or greater than the fair market value of the shares on the date of grant. However, the grant of restricted shares or options with an exercise price less than the fair market value of the underlying shares on the date of grant under the 1996 Option Plan will not qualify for the performance-based compensation exception to the $1 million compensation deduction limitation.

Accounting Treatment

      Generally, under current accounting rules applicable to the Company, neither the grant nor the exercise of an Incentive Option or a Nonqualified Option under the 1996 Option Plan requires any charge against earnings, if the exercise price of the option is equal to the fair market value of the shares on the date of grant. If the exercise price is below the fair market value of the shares on the date of grant, an earnings charge equal to the difference will be required either at the date of grant or possibly over the term of the option. If the optionee is allowed to pay the exercise price of an option with shares held less than six months (or possibly, if such price is paid by the Company withholding shares issuable upon exercise of the option), the Company will recognize an earnings charge equal to the difference between the fair market value of the shares issuable upon exercise of the option and the exercise price.

      Stock appreciation rights will require a charge against earnings of the Company each year representing appreciation in the value of such rights during such year. In the case of stock appreciation rights, such charge is based on the difference between the market value on the date of grant of the Common Shares with respect to which the stock appreciation right is granted and the current market price of such Common Shares. In the event of a decline in the market price of the Common Shares subsequent to a charge against earnings related to the estimated costs of stock appreciation rights, reversal of prior charges is made in the amount of such decline (but not to exceed aggregate prior increases).

      Restricted shares will require a charge against income representing the value of the benefit conferred, which may be spread over the restricted period. Such charge is based on the market value at the time the shares are transferred to the Participant.

Option Grants Under the Plans

      The following table sets forth, as to L. Douglas Gantos, Gordon J. Tendler, Jane E. Pahls, J.E. Bunka, Kenneth Green, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers, as a group, (i) the restricted shares awarded and the options granted under the 1996 Option Plan, the 1986 Option Plan and the Directors Plan (collectively, the "Plans") during the fiscal year ended February 3, 1996, and (ii) the options granted under the Plans to the following persons between February 4, 1996 and the Record Date:

                               NEW PLAN BENEFITS
                      Gantos, Inc. 1986 Stock Option Plan
                      Gantos, Inc. 1996 Stock Option Plan
                    Gantos, Inc. Director Stock Option Plan

                                                                      Number of Common           Number of   Common
                                    Number of Restricted Shares   Shares Subject to Options   Shares Subject to Options
                                      Granted Under the Plans      Granted Under the Plans     Granted Under the Plans
                                      In The Fiscal Year Ended     In the Fiscal Year Ended      February 4, 1996 to
Name and Position                        February 3, 1996 (1)         February 3, 1996 (1)         April 26, 1996 (2)
- -----------------                   ---------------------------   -------------------------   -------------------------

L. Douglas Gantos,
  Chairperson of the Board,
  President and Chief
  Executive Officer..............               50,000                     180,000                      50,000
Gordon J. Tendler,
  Vice President, General
  Merchandise Manager for
  Sportswear, Coats and Suits....               15,000                      50,000                       7,500
Jane E. Pahls, Vice President,
  General Merchandise Manager
  for Dresses and Accessories....               15,000                      50,000                       7,500
J.E. Bunka, Vice President--
  Finance and Chief Financial
  Officer and Treasurer..........               20,000                      50,000                      12,500
Kenneth Green, Vice President,
  General Counsel and
  Secretary......................               20,000                      50,000                      12,500

All current executive officers
  as a group (6 persons)(3) .....              120,000                     380,000                     100,000
All current directors who are
  not executive officers as a
  group (6 persons)..............                  -0-                      42,000                       6,000
All employees who are not
  executive officers, as a
  group (68 persons).............               57,000                     137,000                      75,500

- ----------------
(1) Pursuant to the Company's Plan of Reorganization, all previously outstanding options were canceled effective March 31, 1995. Restricted shares awarded and options granted under the 1986 Plan and the Directors Plan pursuant to the Plan of Reorganization are included in the table. Restricted shares awarded and options granted under the 1986 Plan and the Directors Plan before March 31, 1995 (all granted or awarded before fiscal
    1994) are not included in the table.

(2) Options to purchase 10,000 Common Shares listed in this column and granted to Anthony Barnett, the Company's Vice President -- Store Operations, on April 19, 1996, were granted under the 1996 Option Plan, subject to shareholder approval of the 1996 Option Plan. No other options, stock appreciation rights or restricted shares have been granted or awarded under the 1996 Option Plan as of the Record Date. Additional options, stock appreciation rights and restricted shares may be granted under the 1996 Option Plan at the Committee's discretion, subject to shareholder approval of the 1996 Option Plan, if granted before such approval.

(3) Includes Ms. Pahls, Messrs. Gantos, Tendler, Bunka and Green, and Anthony Barnett, the Company's Vice President -- Store Operations since April 19, 1996.

                                      26

      The dollar values of the options and restricted shares listed in the table cannot be determined because they depend on the market value of the underlying shares from time to time.

      No associate of any director, nominee or executive officer has been granted options under the Plans. In addition, no person not named above has received five percent or more of the options authorized under the Plans, in the aggregate. All of the options listed in the table above were granted under the 1986 Plan, except (i) for the options listed as granted to current directors who are not executive officers, all of which were granted under the Directors Plan, and (ii) an option to purchase 10,000 Common Shares granted to Anthony Barnett, the Company's Vice President -- Store Operations, on April 19, 1996, which was granted under the 1996 Option Plan, subject to shareholder approval of the 1996 Option Plan, and is the only option, restricted share or stock appreciation right granted or awarded under the 1996 Option Plan as of the Record Date.

      The exercise price of all options granted under the 1986 Plan and 40,000 of the options granted under the Directors Plan in fiscal 1995 was $4.16 a share, and the exercise price of the remaining 2,000 options granted under the Directors Plan in fiscal 1995 was $3.25 a share. The exercise price of all options granted under the 1986 plan between February 3, 1996 and the Record date was $3.375 a share, the exercise price of the 6,000 options granted under the Directors Plan in fiscal 1996 was $3.00 a share, and the exercise price of the 10,000 options granted under the 1996 Option Plan in fiscal 1996 was $3.25 a share.

      The options granted in fiscal 1995 under the 1986 Plan vest in one-third cumulative annual installments beginning March 31, 1996 and will expire on March 31, 2005. The restricted shares awarded in fiscal 1995 vest in one-third cumulative annual installments beginning March 31, 1996. Such options granted and restricted shares awarded to Messrs. Gantos, Bunka and Green and Ms. Pahls also vest 100% immediately upon termination of their employment with the Company, unless such termination is for cause (except that Mr. Gantos' vesting restrictions continue during the period he is a consultant to the Company and his options vest 100% immediately if he is terminated for cause after March 31, 1996). In addition, the options will be exercisable for their entire ten-year term notwithstanding any such termination of employment, unless such termination is for cause, but only if such termination is before March 31, 1997 with respect to Mr. Bunka, Mr. Green and Ms. Pahls (except that Mr. Gantos' options would continue to be exercisable even if he is terminated after March 31, 1997 or if he is terminated for cause after March 31, 1996).

      The options granted in fiscal 1996 under the 1986 Plan and the 1996 Option Plan vest in one-fifth cumulative annual installments beginning one year after the date of grant and will expire ten years after the date of grant, except for the option granted to Mr. Gantos, which vests in one-third cumulative annual installments. The option granted to Mr. Gantos also vests 100% immediately upon termination of his employment with the Company. In addition, Mr. Gantos' option will be exercisable for its entire ten-year term notwithstanding any such termination of employment.

      No stock appreciation rights have been granted under any of the Plans, and no restricted shares have been awarded under the Plans after February 3, 1996 through the Record Date. No options, stock appreciation rights or restricted shares are currently proposed to be granted or awarded to former employees of the Company. The closing sale price of the Common Shares on March 31, 1995, the date all of the restricted shares shown in the table were awarded, was $3.75, and the Common Shares issued under the Company's Plan of Reorganization on that date were issued at an assumed value of $4.16 a shares for purposes of the Plan of Reorganization distributions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED 1996 OPTION PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

   ITEM III. PROPOSAL TO ADOPT THE GANTOS, INC. EMPLOYEE STOCK PURCHASE
 PLAN

      At the meeting, shareholders will be asked to consider and act upon a proposal to approve the Gantos, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Board of Directors adopted the Stock Purchase Plan on March 19, 1996, subject to shareholder approval. If the Stock Purchase Plan is approved by the shareholders at the meeting, Employee payroll deductions will begin August 1, 1996 and initial purchases under the Stock Purchase Plan for the benefit of eligible employees of the Company who have enrolled in the Stock Purchase Plan (the "Participants") will occur on October 31, 1996.

      Under the Stock Purchase Plan, the Company will grant Participants the right to purchase Common Shares, par value $0.01 a share ("Common Shares"), through payroll deductions at a price equal to 85% of the lesser of the fair market value of Common Shares on (i) the first trading day of a three-month offering period (each a "Purchase Period") or (ii) the last trading day of the Purchase Period. The first Purchase Period will begin August 1, 1996 and will end on October 31, 1996. Thereafter, as long as the Stock Purchase Plan remains in effect, there will be consecutive three-month Purchase Periods. As of the Record Date, the closing sales price of the Company's Common Shares was $3.50. As of the Record Date approximately 1,000 employees of the Company were eligible to participate in the Stock Purchase Plan, although the Company expects only approximately 75 to 100 employees of the Company will file enrollment forms with the plan administrator designated by the Compensation Committee (the "Plan Administrator"). The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

      The Board of Directors believes that the Stock Purchase Plan will encourage broader ownership of Common Shares by employees of the Company, and thereby provide an incentive for employees to contribute to the profitability and success of the Company. In particular, the Board of Directors believes that the Stock Purchase Plan offers a convenient means for such employees who might not otherwise own Common Shares in the Company to purchase and hold Common Shares, and that the discounted sale feature of the Stock Purchase Plan provides a meaningful inducement to participate. The Board of Directors believes that the employees' continuing economic interests as shareholders in the performance and success of the Company will further enhance the entrepreneurial spirit of the Company, which can contribute to the long-term growth and profitability of the Company.

      Persons deemed to be affiliates of the Company, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, the Company, must resell securities acquired under the Stock Purchase Plan pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

      The Company is the issuer of the securities offered pursuant to the Stock Purchase Plan. The Common Shares of the Company issuable under the Stock Purchase Plan may be either authorized and unissued Common Shares, reacquired Common Shares or Common Shares bought on the open market. The Stock Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Approval of the Stock Purchase Plan

      The approval by the affirmative votes of the holders of a majority of the Common Shares present or represented in person or by proxy at the meeting and entitled to vote on the action is necessary for shareholder approval of the Stock Purchase Plan. Abstentions, withheld votes and broker non-votes will not be deemed affirmative votes in determining approval of this proposal, but will be counted in determining the number of Common Shares present or represented by proxy in determining approval of this proposal and whether a quorum is present. No purchases of Common Shares under the Stock Purchase Plan may be made if shareholder approval of the Stock Purchase Plan is not obtained before the end of the Purchase Period, and such approval is sought in order to exempt the purchase of Common

Shares under the Stock Purchase Plan from the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 promulgated by the Securities and Exchange Commission under
Section 16(b), and to qualify the Stock Purchase Plan under Section 423 of the Code and the Treasury regulations thereunder.

      The major features of the Stock Purchase Plan are summarized below.

Description of the Stock Purchase Plan

   Shares Subject to the Stock Purchase Plan

      The Stock Purchase Plan covers an aggregate of 200,000 Common Shares. The number and class of securities issuable under the Stock Purchase Plan and subject to purchase by Participants under the Stock Purchase Plan and the price of the Common Shares subject to purchase under the Stock Purchase Plan, are subject to appropriate adjustment, in the sole discretion of Compensation Committee of the Company's Board of Directors (the "Committee"), in the case of any stock dividend, stock split, combination of shares, exchange of shares, merger, reorganization, consolidation, or other change in the Common Shares effected without the Company's receipt of consideration. Shares issued pursuant to the Stock Purchase Plan may be authorized but unissued shares, reacquired shares or shares bought on the open market. Such shares are automatically acquired by Participants on the last day of the applicable Purchase Period, subject to availability of such shares.

   Administration

      The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors. No member of the Board of Directors will be eligible to participate in the Stock Purchase Plan during his or her period of Committee service. The Committee determines the commencement and termination date of the offering of Common Shares under the Stock Purchase Plan and is authorized, among other things, to interpret the terms of the Stock Purchase Plan, establish and revoke rules for the administration of the Stock Purchase Plan and correct or reconcile any defect or inconsistency in the Stock Purchase Plan. Members of the Committee serve at the pleasure of the Board of Directors and may be removed or replaced by the Board of Directors at any time. The Committee currently consists of Fred K. Schomer, S. Amanda Putnam and Hannah H. Strasser.

      The Committee may delegate all or part of its authority to administer the Stock Purchase Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Stock Purchase Plan to such firm or person as the Committee designates from time to time (the "Custodian"). The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding Common Shares and/or cash contributions as may be necessary or desirable for the administration of the Stock Purchase Plan.

   Stock Purchase Plan Participants

      All employees of the Company, and its majority-owned subsidiaries, including officers and directors who are employees, are eligible to participate in the Stock Purchase Plan, except that no employee may participate in the Stock Purchase Plan (i) if, following a grant of purchase rights under the Stock Purchase Plan, the employee would own, directly or by attribution, stock, purchase rights or other stock options to purchase stock representing 5% or more of the total combined voting power or value of all classes of the Company's stock (this provision currently prohibits L. Douglas Gantos from participating in the Stock Purchase Plan), or (ii) to the extent a grant of purchase rights under the Stock Purchase Plan would permit the employee's rights to purchase stock under all the Company's Code Section 423 employee stock purchase plans to accrue at a rate exceeding $25,000.00, based on the fair market value of the stock (at the time of grant), for each calendar year in which such purchase right is outstanding, or (iii) if the employee has been employed by the Company for less than six months, or (iv) if the employee's customary employment with the Company is 20 hours or less a week or is for not more than five months in any calendar year. Eligible employees become participants in the Stock Purchase Plan by authorizing payroll deductions for that purpose through a form (the "Participation Form") filed with the Plan Administrator no later than 15 days before the beginning of the Purchase Period.

   Purchase Periods

      The first Purchase Period will begin on August 1, 1996 and end on October 31, 1996. Thereafter, in each year that the Stock Purchase Plan is in effect, there will be four three-month Purchase Periods each year, beginning November 1, February 1, May 1 and August 1. After initial enrollment in the Stock Purchase Plan, the Participant will be automatically re-enrolled in the Stock Purchase Plan for subsequent Purchase Periods unless he or she files a notice of withdrawal at any time prior to 15 days before the end of the current Purchase Period, terminates employment or otherwise becomes ineligible to participate in the Stock Purchase Plan.

   Payroll Deductions

      In order to purchase Common Shares, an employee must indicate on the Participation Form the contribution amount (in dollars) he or she wishes to authorize the Company to deduct during each Purchase Period. Contribution amounts may be any integral multiple of $10 up to a maximum of 25% of the Participant's regular straight-time and overtime earnings from the Company, incentive compensation, bonuses and other special payments for the applicable payroll period. The Participant may not be granted to right to purchase more than $25,000 in fair market value of Common Shares (measured on the first day of the applicable Purchase Period) in any calendar year pursuant to the Stock Purchase Plan or any other Company employee stock purchase plan under Code
Section 423.

      The contribution elected by a Participant will continue in effect as long as the Participant remains an employee of the Company qualified to participate in the Stock Purchase Plan, until such contribution is modified by the Participant by filing a new Participation Form or a withdrawal form with the Plan Administrator at least 15 days before the end of the current Purchase Period. Eligible employees may participate in the Stock Purchase Plan and purchase shares only by means of payroll deductions, except, at the sole discretion of the Plan Administrator, for certain employees on approved leaves of absence.

      The amounts deducted will be credited to the Participant's account under the Stock Purchase Plan, but no actual separate account will be established by the Company to hold such amounts. There will be no interest paid on the balance outstanding in a Participant's account. The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

   Purchase Rights and Purchases

      On the first day of each Purchase Period, a Participant is deemed to have been granted an option to purchase (a "Purchase Right") on the last day of the Purchase Period as many full Common Shares as such Participant will be able to purchase with the payroll deductions credited to such Participant's account during such period. The Purchase Right will be deemed to be fully and automatically exercised on the last day of the Purchase Period with respect to the payroll deductions made during that period. Fractional shares will not be issued under the Stock Purchase Plan, and any amount remaining in the Participant's account after such exercise will be held for the purchase of Common Shares in the next Purchase Period.

   Withdrawal

      A Participant may withdraw from the Stock Purchase Plan, by providing written notice to the Plan Administrator at any time prior to 15 days before the end of the current Purchase Period on a form provided by the Plan Administrator for that purpose. The Participant may elect to immediately terminate his or her outstanding Purchase Rights, and such withdrawal will become effective by the tenth day following the Plan Administrator's receipt of the Participant's notice of withdrawal, at which time all outstanding Purchase Rights will be terminated and all accumulated payroll deductions will be refunded without penalty.

      Alternatively, the Participant may elect to continue his or her participation in the Stock Purchase Plan through the end of the current Purchase Period, and thus exercise such Participant's outstanding Purchase Rights at the end of the current Purchase Period, but terminate his or her participation in the Stock Purchase Plan for subsequent Purchase Periods. Payroll deductions for such a Participant will continue until the end of the current Purchase Period. After the end of the current Purchase Period, no further Purchase Rights will be granted to the Participant, and no further payroll deductions will be made.

      A Participant will not be eligible to rejoin the Stock Purchase Plan for the Purchase Period underway at the time of withdrawal, and will have to re-enroll in the Stock Purchase Plan should such individual wish to resume participation in a subsequent Purchase Period; provided, however, that such Participant may not re-enroll in the Stock Purchase Plan earlier than 90 days after the effective date of such withdrawal.

      If a person subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended, ceases participation in the Stock Purchase Plan, either as a result of a withdrawal during a Purchase Period or of such Participant's decision to discontinue his or her enrollment for subsequent Purchase Periods, such person may not re-enroll in the Stock Purchase Plan earlier than six months after the decision to cease participation, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule.

   Termination of Employment

      If a Participant ceases to be an employee of the Company for any reason during a Purchase Period, his or her outstanding Purchase Right will immediately terminate, and all sums previously collected from such Participant during such Purchase Period under the terminated Purchase Right will be refunded.

   Non-Assignability

      Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant. The Committee may, at its option, treat any attempt to borrow by an employee on the security of his or her accumulated payroll deductions as an election to withdraw such deductions.

   Costs

      Costs and expenses incurred in the administration of the Stock Purchase Plan and the maintenance of accounts with the Custodian will be paid by the Company to the extent provided in the Stock Purchase Plan. Any brokerage fees and commissions for the purchase of Common Shares under the Stock Purchase Plan (including Common Shares purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commission for the sale of Common Shares acquired under the Stock Purchase Plan by a Participant will be borne by such Participant. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of Common Shares in the form of stock certificates.

      The benefits that will be received by specific Participants or groups of Participants under the Stock Purchase Plan will depend on which eligible employees enroll in the Stock Purchase Plan, the amounts they determine to contribute to the Plan and the fair market value of the underlying Common Shares at the beginning and end of each Purchase Period.

   Amendment and Termination

      The Committee may terminate or amend the Stock Purchase Plan at any time; provided, however, such termination or amendment may not affect or change Purchase Rights previously granted under the Stock Purchase Plan without the consent of the affected Participant, and any amendment that materially increases the benefits or number of shares under the Stock Purchase
Plan (except for certain allowable adjustments in the event of changes to the Company's capital structure or for changes authorized by the Stock Purchase Plan to be made by the Committee or the Plan Administrator) or materially modifies the eligibility requirements of the Stock Purchase Plan is subject to shareholder approval to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule, or the Code. If not sooner terminated by the Committee, the Stock Purchase Plan will terminate at the time Purchase Rights have been exercised with respect to all Common Shares reserved for acquisition under the Stock Purchase Plan.

      The Board of Directors may waive or modify any requirement that a notice or election be made or filed under the Stock Purchase Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Stock Purchase Plan, without the necessity of an amendment to the Stock Purchase Plan.

   Merger of Liquidation of the Company

      If the Company merges with another entity and the Company does not survive the merger, or if all or substantially all of the stock or assets of the Company are acquired by another entity, or if other similar transactions occur, the Committee may, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or, in its discretion, cause each Participant to have his or her outstanding Purchase Rights exercised immediately before such transaction and thereby have the balance of his or her account applied to the purchase of whole Common Shares at the purchase price in effect for the Purchase Period, which would be treated as ending on the effective date of such transaction. The balance of the account not so applied will be refunded to the Participant. If the Company merges with another entity and the Company survives the merger, each Participant is entitled to receive, for each share as to which such Participant's Purchase Rights are exercised, the securities or property that a holder of one Common Share was entitled to receive upon the merger.

   Shareholder and Employment Rights

      A Participant is not a shareholder until the Participant exercises his or her Purchase Right. Thus, a Participant will not have any right to any dividend or distribution made before the exercise of the applicable Purchase Right. Participation in the Stock Purchase Plan does not impose any obligations on the Company to continue the employment of a Participant for any specific period and will not affect the right to the Company to terminate a Participant's employment at any time, with or without cause.

   Reports to Participants

      After the close of each Purchase Period, each Participant in the Stock Purchase Plan will receive a report from the Custodian indicating the amount of the Participant's contributions to the Stock Purchase Plan during the Purchase Period, the amount of the contributions applied to the purchase of Common Shares for the Purchase Period, the purchase price per share in effect for the Purchase Period and the amount of contributions (if any) carried over to the next Purchase Period.

Federal Income Tax Consequences

      The rules governing the tax treatment of employee stock purchase plans are quite technical. Therefore, the description of federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   Exercise of Purchase Rights

      The Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. That Section provides that a Participant in the Stock Purchase Plan will realize no taxable income as a result of joining the Stock Purchase Plan, the grant or exercise of Purchase Rights under the Stock Purchase Plan or the transfer of Common Shares upon the exercise of Purchase Rights under the Stock Purchase Plan. The Company will not be entitled to a deduction for federal income tax purposes with respect to either the grant or exercise of Purchase Rights under the Stock Purchase Plan or the transfer of Common Shares upon the exercise of Purchase Rights under the Stock Purchase Plan.

   Sale of Common Shares More Than 24 Months After Grant

      If the Common Shares acquired upon exercise of a Purchase Right are sold by the Participant more than 24 months after the grant of the applicable Purchase Right (i.e., the beginning of the applicable Purchase Period) and the price at which the Participant sells such Common Shares is less than the price the Participant paid for the Common Shares under the Stock Purchase Plan, the Participant will realize a long-term capital loss in the year of such sale in the amount of such difference.

      If the Common Shares acquired upon exercise of a Purchase Right are sold by the Participant more than 24 months after the grant of the applicable Purchase Right (i.e., the beginning of the applicable Purchase Period) and the price at which the Participant sells such Common Shares is higher than the price the Participant paid for the Common Shares under the Stock Purchase Plan, the Participant will recognize ordinary compensation income in the year of such sale, the amount of which will generally be the lesser of (i) the excess of the market value of the Common Shares on the date the related Purchase Right was granted over the purchase price for those Common Shares, and (ii) the excess of the amount actually received for such Common Shares over the purchase price for those Common Shares. In addition, the excess, if any, of the amount actually received for those Common Shares over the market value of the Common Shares on the date the related Purchase Right was granted will be treated as long-term capital gain. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to the sale of such Common Shares.

   Sale of Common Shares Within 24 Months After Grant

      If the Common Shares acquired upon exercise of a Purchase Right are sold by the Participant within 24 months after the grant of the applicable Purchase Right (i.e., the beginning of the applicable Purchase Period), the Participant will recognize ordinary income in the year of such sale, the amount of which will generally be the excess of the market value of the Common Shares on the date the related Purchase Right was exercised (i.e., the end of the applicable Purchase Period) over the purchase price for those Common Shares. In addition, the difference, if any, between the amount actually received for those Common Shares and the market value of the Common Shares on the date the related Purchase Right was exercised will be treated as short- or long-term capital gain or loss, as the case may be.
      An amount equal to the Participant's ordinary income will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided that the amount constitutes reasonable compensation and that the Company satisfies certain federal income tax withholding requirements. In addition, if the Participant is one of the five most highly-compensated employees of the Company, no deduction will be available to the Company to the extent the ordinary compensation income recognized by the Participant during that year on account of a sale of shares acquired under the Stock Purchase Plan (including ordinary compensation income attributable to a sale of shares more than 24 months after the date of grant), plus the other ordinary compensation recognized by the Participant during the year, exceeds $1 million.

   Notice of Transfer of Acquired Shares

      A Participant must immediately provide information to the Plan Administrator if the Participant transfers any shares purchased through the Stock Purchase Plan within two years from the date of grant of the related Purchase Right. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price.

   Payroll Deductions

      Contributions deducted from Participants' paychecks and applied to the purchase of Common Shares under the Stock Purchase Plan will not reduce the Participants' taxable compensation income (i.e., Participants will still be treated as having received the contributed amounts as compensation income), and no offsetting deduction will be available to Participants.

   Withholding Payments

      The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Stock Purchase Plan, amounts of withholding and other taxes due in connection with any transaction under the Stock Purchase Plan, and a Participant's enrollment in the Stock Purchase Plan will be deemed to constitute his or her consent to such withholding.

Accounting Treatment

      Generally, under current accounting rules applicable to the Company, Purchase Rights will require a charge against earnings of the Company each Purchase Period representing the initial discount in the purchase price of the Common Shares on the first day of the applicable Purchase Period and the appreciation in the value of such rights during such Purchase Period. In the case of Purchase Rights, such charge is based on the difference between (i) 85% of the lower of the market value of the Common Shares on the date of grant of the Purchase Right and the market value of the Common Shares on the earlier of the date of measurement or the end of the applicable Purchase Period and
(ii) the market price of the Common Shares on the earlier of the date of measurement or the end of the applicable Purchase Period. In the event of a decline in the market price of the Common Shares subsequent to a charge against earnings related to the estimated costs of Purchase Rights, reversal of prior charges is made in the amount of the decrease in the estimated costs of the Purchase Rights (but not to exceed aggregate prior increases).

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED STOCK PURCHASE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                            ITEM IV. OTHER MATTERS

Relationship with Independent Accountants

      Price Waterhouse LLP are the independent accountants for the Company and have reported on the Company's financial statements in the Annual Report of the Company which accompanies this Proxy Statement. The Company's independent accountants are appointed by the Board of Directors after receiving the recommendation of its Audit Committee. The Company will not select its independent accountants for 1996 until later in its fiscal year.

      Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

Other Proposals

      Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

      A shareholder proposal which is intended to be presented at the 1997 Annual Meeting of Shareholders and is eligible for inclusion in the Company's proxy statement for that meeting under applicable rules of the Securities and Exchange Commission must be received by the Company at its principal executive offices, 3260 Patterson Avenue, S.E., Grand Rapids, Michigan 49512 by January 10, 1997. Such proposals should be sent to the Secretary of the Company by certified mail, return receipt requested.

                                          By Order of the Board of Directors

                                          /s/ L. Douglas Gantos
                                          -----------------------------------
                                              L. Douglas Gantos
                                          Chairperson of the Board, President
                                             and Chief Executive Officer

Dated: May 10, 1996

[ FORM OF PROXY -- FRONT ]

                                 GANTOS, INC.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GANTOS, INC.

        The undersigned hereby appoints L. Douglas Gantos, J.E. Bunka and Kenneth Green, each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of $.01 par value Common Stock of Gantos, Inc. (Company) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 20, 1996, and at any and all adjournments thereof.

1.  ELECTION OF DIRECTORS

    |_|  FOR all nominees listed below    |_|  Withhold authority to vote for
         (except as marked to the              all nominees listed below.
         contrary below).

Elizabeth M. Eveillard and S. Amanda Putnam (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. Approval of the Gantos, Inc. 1996 Stock Option Plan, pursuant to which 1,000,000 Common Shares are reserved for issuance pursuant to options and stock appreciation rights granted or to be granted, and pursuant to restricted shares to be awarded, to key employees of the Company.

    |_|  FOR                    |_|  AGAINST                     |_|  ABSTAIN

3. Approval of the Gantos, Inc. Employee Stock Purchase Plan, pursuant to which eligible employees of the Company will be granted the right to purchase a maximum aggregate of 200,000 Common Shares through payroll deductions at a price equal to 85% of the lesser of the fair market value of Common Shares on (i) the first trading day of a three-month offering period or (ii) the last day of such period.

    |_|  FOR                    |_|  AGAINST                     |_|  ABSTAIN

4. In their discretion with respect to any other matters that may properly come before the meeting.

- ------------------------------------------------------------------------------
                 (continued and to be signed on reverse side)

[ FORM OF PROXY -- BACK ]


Account No.               No. of Shares                Proxy No.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN THIS PROXY AND FOR PROPOSALS 2 AND 3.


                 (L.S.)                     (L.S.)   Dated              , 1996
- -----------------          -----------------                -----------


IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator or guardian, please give your full title as such. If shares are held in the name of more than one person, each person must sign the Proxy. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.